Exhibit 10.13(a)(1)

AMENDMENT TO EMPLOYMENT LETTER AGREEMENT

This AMENDMENT TO EMPLOYMENT LETTER AGREEMENT (this “Amendment”) is made and entered into effective as of December 19, 2012 by and between BSQUARE CORPORATION, a Washington corporation (the “Company”), and MARK WHITESIDE (“Employee”).

RECITALS

WHEREAS, the Company and Employee entered into an employment letter agreement dated effective May 1, 2011 (the “Agreement”); and

WHEREAS, the Company and Employee wish to amend the Agreement as provided herein.

AGREEMENT

NOW, THEREFORE, in consideration of the premises, the mutual covenants of the parties hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend the Agreement to add the following:

“No severance shall be payable hereunder unless the release described herein has been signed and become effective within sixty (60) days from the date of termination (the “Release Deadline”). Upon the release becoming effective, any severance payable hereunder will be payable commencing on or as soon as administratively practicable after the Release Deadline. In the event the termination occurs at a time during the calendar year when the release could become effective in the calendar year following the calendar year in which your termination occurs, then any payments hereunder that would be considered deferred compensation under Section 409A of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder will be paid commencing on the first payroll date to occur during the calendar year following the calendar year in which such termination occurs, or, if later, the Release Deadline.”

IN WITNESS WHEREOF, the parties hereto have executed this Amendment effective as of the day and year first above written.

BSQUARE CORPORATION		EMPLOYEE:

By:	/s/ Brian Crowley	/s/ Mark Whiteside
Its:	President & CEO	Mark Whiteside

110 110th Ave. NE., Suite 200, Bellevue, Washington 98004 Toll Free: 888.820.4500 Main: +1 425.519.5900 Fax: +1 425.519.5999

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